                                  EXHIBIT 10.2

                             SHAREHOLDER'S AGREEMENT



________________________________________________________________________________



                                 by and between


                  Beijing Century Hi-Tech Investment Co., Ltd.


                                       and


                          Guolian Securities Co., Ltd.





                                   March 2002

                                Table of Contents
                                -----------------

Chapter                                                          Page
CHAPTER 1:  DEFINITIONS AND INTERPRETATIONS ...................     4

CHAPTER 2:  PARTIES TO THE AGREEMENT ..........................     7

CHAPTER 3:  REPRESENTATIONS AND WARRANTIES ....................     7

CHAPTER 4:  ESTABLISHMENT OF THE JOINT VENTURE COMPANY ........     8

CHAPTER 5:  JVC'S BUSINESS SCOPE ..............................     8

CHAPTER 6:  THE JOINT VENTURE TERM ............................     9

CHAPTER 7:  REGISTERED CAPITAL ................................     9

CHAPTER 8:  SERVICES ..........................................    10

CHAPTER 9:  BUSINESS OPERATIONS ...............................    10

CHAPTER 10: SHAREHOLDERS' MEETING .............................    10

CHAPTER 11: BOARD OF DIRECTORS ................................    12

CHAPTER 12: ORGANISATION AND MANAGEMENT .......................    16

CHAPTER 13: LABOUR MANAGEMENT .................................    17

CHAPTER 14: STOCK INCENTIVE PLAN ..............................    18

CHAPTER 15: ACCOUNTING AND FINANCE ............................    18

CHAPTER 16: TAXATION ..........................................    19

CHAPTER 17: CONFIDENTIALITY ...................................    19

CHAPTER 18: TERMINATION AND MATERIAL BREACH ...................    20

CHAPTER 19: LIQUIDATION .......................................    22

CHAPTER 20: FORCE MAJEURE .....................................    23

CHAPTER 21: GOVERNING LAW AND DISPUTE RESOLUTION ..............    23

CHAPTER 22:  MISCELLANEOUS ...............................................  24

Appendices

Remuneration of Senior Management Personnel

JVC's Articles of Association

JVC's Services Agreement with Sohu ITC Information Technology Co., Ltd.

JVC's Services Agreement with Guolian Securities Co., Ltd.

THIS SHAREHOLDER'S AGREEMENT (this "Agreement") is made on this 16/th/ day of March 2002 in the People's Republic of China ("China" or the "PRC")

by and between

BEIJING CENTURY HI-TECH INVESTMENT CO., LTD., with its legal address at Suite 21, 15th Floor, Tower 2, Bright China Chang'an Building, 7 Jianguomennei Avenue, Dongcheng District, Beijing 100005, People's Republic of China, ("Party A")

and
GUOLIAN SECURITIES CO., LTD., with its legal address at No.153, Zhongshan Road, Wuxi 214001, Jiangsu Province, PRC.
("Party B")

(individually a "Party" and collectively the "Parties").


RECITALS
--------

A. Party A is an affiliated company to Sohu.com, Inc., a leading Internet portal company, and a developer of advanced Internet-related technology.

B. Party B is a leading provider of comprehensive financial services, including online securities brokerage services.

C. The Parties wish to establish a joint venture company ("JVC") in compliance with PRC Law (as defined below) and the provisions of this Agreement to provide online securities brokerage and financial services for Clients (as defined below) by opening online trading accounts with the Service Stations (as defined below) through a telephone and web-based platform.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:


CHAPTER  1:  DEFINITIONS AND INTERPRETATIONS
--------------------------------------------

1.1 Definitions. Unless the terms or context of this Agreement provide otherwise, the following items shall have the meanings set out below:

     Accounts                 *

     Affiliate                an entity in which either Party directly or
                              indirectly holds at least 10% of the voting rights;

     Articles of Association  the articles of association of the
                              JVC signed by the Parties on the same date as this Agreement;

     Shanghai AIC             the Shanghai Administration for Industry and
                              Commerce;


     Board                    the JVC's Board of Directors;

     Branches securities business branches and securities service branches;

     Brokerage                Seats remote trading seats, which are
                              communication ports provided by securities exchanges to securities companies for the purpose of facilitating connections among host computers;

     Chairman                 the Director who is the chairman of the JVC's
                              Board;

     Clients persons that open online trading accounts through the JVC;

     Client Database          the database used to record JVC Clients and
                              Accounts;

     Company Secretary        an employee of the JVC whose responsibilities
                              include preparing the Board minutes;

     Confidential             all information and matters relating to this
     Information              Agreement, the JVC, the Parties or to the business
                              of the Parties or the JVC, including without limitation all IPRs (as defined below), information regarding costs, technology, finances, future commercial plans and other information which is deemed to be confidential by the Parties or the Board (as appropriate);

     CSRC                     the China Securities Regulatory Commission;

     Director an individual appointed by the Parties in accordance with the provisions of this Agreement to serve as a member of the Board;

     Effective Date           the effective date of this Agreement, which shall
                              be the date first indicated above;

     Employment Contract      the contract entered into between the JVC and each
                              of the Senior Management Personnel, Management
                              Personnel and Working Personnel in relation to their employment, wages and benefits;

     Force Majeure            any earthquake, storm, fire, flood, war or other
                              significant event of natural or human-caused disaster arising after signing this Agreement
                              (including, without limitation, any significant changes to any PRC government policy or PRC Law) which is unforeseen (or, if foreseen, not reasonably avoidable), is beyond the control of either Party and prevents the total or partial performance of this Agreement by either Party or materially affects the business of the JVC;

     Guolian Branches         Branches established by Party B, including
                              securities business branches and securities service branches;

     IPRs any intellectual property rights held exclusively by either Party, existing or developed in the future, including:

                              (a)  copyright;

                              (b) trade marks (including product trade mark and service trade mark), trade name and other rights relevant to commercial logos, regardless of whether the medium of expression is words, graphics, or a combination thereof;

                              (c)  rights relating to patented  inventions
                                   (regardless of whether they are completely registered or under application) and non-patented technologies;

                              (d) the ownership of any software (including source codes), database and industrial technology;

                              (e)  commercial secrets;

                              (f)  know-how; and

                              (g) all rights that are produced as a result of intellectual creative activities in the industrial and scientific fields;

     Joint Venture Term       as defined in Article 6.1 and any extension
                              thereof under Article 6.2;

     Liquidation       the committee appointed by the Board which has the power
     Committee         to represent the JVC in all legal matters relating to the
                       liquidation of the JVC;

     Management        the management personnel of the JVC as appointed by the
     Personnel         general manager according to the rules set forth by the
                       Board and stipulated in the Articles of Association;

     Net Revenue       Revenue generated by the JVC from the Clients through all
                       kinds of trading and value-added services, less any applicable taxes;

     Online Trading    any non-spot remote trading conducted by technical means,
                       including but not limited to Internet;

     Policies and      the manual outlining the guidelines and procedures
     Procedures Manual relating to the administration and labour management of the JVC, which shall be prepared by the general manager in accordance with PRC Law and approved by the Board;

     PRC GAAP          PRC Generally Accepted Accounting Principles;

     PRC Law any published and applicable laws, regulations, rules and policies of the PRC;

     Profits any profits of the JVC, less expenses incurred in the normal course of business, including taxes, contributions to the employee bonus and welfare funds and corporate reserve and development funds;

     RMB               Renminbi, the official currency of the PRC;

     Senior            the JVC's general manager (equivalent of Chief Executive
     Management        Officer), finance manager (equivalent of Chief Financial
     Personnel         Officer), deputy general managers (equivalent of Chief
                       Operating Officer and Chief Technology Officer), who shall be appointed by the Board;

     Service Station   offices established for the purpose of providing remote
                       trading services, to be used in marketing and promotion, technical training and consultation, demonstration of business processes, handling of urgent technical matters, account opening, designated trading, services relating to cancellation of designated trading, printing brokerage receipts and trading checklists and other services permitted by the CSRC, but not be used in the deposit or withdrawal of clients' cash, over-counter trading and settlement and provision of business trading place;

     US GAAP           United States Generally Accepted Accounting Principles;

     Trading Column    a sub-channel of the Sohu.com's finance channel dedicated
                       to online trading including, but not limited to, securities transactions;

     Working Personnel all employees of the JVC other than the Senior Management
                       Personnel and Management Personnel.

1.2  Interpretations.

     1.2.1 A reference to a day herein is to a calendar day. A reference to a business day herein is to a day on which commercial banks are open for business in the PRC. A reference herein to an Article or Appendix is to an article or appendix of this Agreement.

     1.2.2 The headings of the Articles are for convenience only and do not affect the meaning of any of the provisions of this Agreement.

     1.2.3 The use of the singular shall include the use of the plural and vice versa. The use of one gender shall include the use of the other gender as appropriate.


CHAPTER 2 : PARTIES TO THE AGREEMENT
------------------------------------

2.1  The Parties.  The Parties to the Agreement are:

     2.1.1   Party A
             -------

             BEIJING CENTURY HI-TECH INVESTMENT CO., LTD., a limited liability company registered in Beijing with its legal address at Suite 21, 15th Floor, Tower 2, Bright China Chang'an Building, 7 Jianguomennei Avenue, Dongcheng District, Beijing 100005, PRC.

             Authorised representative:
             Name      :     Charles Zhang
             Title     :     Chairman

     2.1.2   Party B

             GUOLIAN SECURITIES CO., LTD., a limited liability company incorporated in Wuxi, Jiangsu Province with its legal address at No.153, Zhongshan Road, Wuxi 214001, Jiangsu Province, PRC.

             Authorised representative:
             Name      :     Fan Yan
             Title     :     Chairman

CHAPTER 3 : REPRESENTATIONS AND WARRANTIES
------------------------------------------

3.1 Representations and Warranties. Each Party represents and warrants to the other that:

     3.1.1 it possesses full power and authority to enter into this Agreement and to perform its obligations hereunder;

     3.1.2 its authorised representative, whose signature is affixed hereto, has been fully authorised to sign this Agreement on its behalf pursuant to a valid power of attorney, a copy of which has been provided to the other Party;

     3.1.3 it has obtained and will maintain the validity of all licenses necessary for IPRs required to perform its obligations hereunder;

     3.1.4 it has obtained, and will maintain the validity of all necessary permits from the relevant governmental authorities required for the lawful operation of its business and its performance of this Agreement;

     3.1.5 it shall maintain as strictly confidential the provisions and existence of this Agreement, as well as any information relating to the business of the other Party to which it might have access during the performance of this Agreement, in accordance with Chapter 17 below;

     3.1.6 the execution and performance of this Agreement and the consummation of the transactions contemplated hereby do not violate any judicial or administrative order, award, judgement or decree applicable to it or conflict with any of the terms, conditions or provisions of any other agreement, contract, or arrangement, written or oral, to which it is bound;

     3.1.7   it is in lawful possession of all assets relating to its business;
             and

     3.1.8 it shall not sell, dispose of, pledge, cede or encumber any of its equity interest in the JVC by any means whatsoever without the prior written consent of the other Party.

CHAPTER 4:  ESTABLISHMENT OF THE JOINT VENTURE COMPANY
------------------------------------------------------

4.1 Registration. Within 14 days after the Effective Date, the preparation committee appointed by the Parties shall undertake registration procedures with the Shanghai AIC for the establishment of the JVC and apply for the JVC's business licence. The JVC shall come into existence on the date of the issuance of its business licence.

4.2  Name and Address.

     4.2.1 The Chinese name of the JVC shall be "Name of Company in Chinese appears here".

     4.2.2 The English name of the JVC shall be "Sohu - Guolian Information Technology Co., Ltd.".

     4.2.3   The name of the JVC's website will be decided pursuant to Article
             9.4 below.

     4.2.4   The legal address of the JVC shall be in Pudong, Shanghai, PRC.

4.3 Limited Liability Company. The JVC shall be a limited liability company. Each Party's liability to the JVC shall be limited to the amount of its contribution to the JVC's registered capital. Each Party shall share Profits, and assume risks and losses in accordance with its shareholding percentage in the registered capital of the JVC.

4.4  Laws and Decrees.

     4.4.1 The JVC shall be a legal person under PRC Law. The activities of the JVC shall be governed, and its lawful rights protected, by PRC Law.

     4.4.2 If, after the execution date of this Agreement, any existing PRC Law is changed or the interpretation thereof is changed, or any new PRC Law is implemented and the effect of such changed or new PRC Law is to provide for preferential treatment to either Party, the JVC and the relevant Party shall promptly apply to the relevant government authorities for the preferential treatment of such changed or new PRC Law.

     4.4.3 If either Party's economic benefits under this Agreement are materially and adversely affected, directly or indirectly, as a result of the changed PRC Law or the interpretation thereof or the new PRC Law, then:

             4.4.3.1 this Agreement shall continue to be implemented in accordance with its original terms; or

             4.4.3.2 either Party may choose to terminate this Agreement pursuant to Article 18.2.4.

CHAPTER 5:  JVC'S BUSINESS SCOPE
--------------------------------

5.1  Scope of Business. The scope of business of the JVC shall include:

     5.1.1 the development and manufacture of computer software and hardware, the development of network systems technology, the development of an online securities trading system and related technical services; and

     5.1.2 Internet information services, market research and marketing consulting.

5.2 Expansion of Business Scope. The JVC shall apply in its own name for an online securities brokerage services permit. Once that permit has been issued, the business scope of the JVC shall be amended to include "online securities brokerage services".

CHAPTER 6: THE JOINT VENTURE TERM
---------------------------------

6.1 Joint Venture Term. The Joint Venture Term shall commence on the issuance date of the JVC's business licence and shall expire 30 years thereafter, unless such term is extended in accordance with Article 6.2 or prematurely terminated in accordance with Article 18.2.

6.2 Extension of the Joint Venture Term. No less than 1 year prior to the expiry of the Joint Venture Term, the Parties may discuss the extension of the Joint Venture Term. If the Parties so agree, an application for examination and approval of such extension shall be submitted to the Shanghai AIC no less than 180 days prior to the expiry of the Joint Venture Term.

CHAPTER 7: REGISTERED CAPITAL

7.1 Registered Capital. The total amount of the JVC's registered capital shall be RMB 50 million.

7.2  Capital Contribution.

     7.2.1   Party A's contribution to the JVC's registered capital shall be RMB
             25.5 million in cash, representing 51% of the JVC's total registered capital.

     7.2.2   Party B's contribution to the JVC's registered capital shall be RMB
             24.5 million in cash, representing 49% of the JVC's total registered capital.

     7.2.3 Each Party shall contribute its respective registered capital amount in full to the designated account of the Shanghai AIC within 50 days after confirmation of the JVC's Company name by the Shanghai AIC.

7.3  Capital Increase.

     7.3.1 Neither the JVC's total registered capital nor the proportion of the Parties' respective shareholding percentage in the JVC shall be changed during the Joint Venture Term without a unanimous resolution of the Board and the approval of the Shanghai AIC.

     7.3.2 If the Board resolves to increase the JVC's registered capital, each Party shall have the pre-emptive right (unless otherwise waived), within 30 days of the passing of the relevant Board resolution, to subscribe to such capital increase in proportion to its shareholding percentage of the JVC's total registered capital. Where either Party chooses not to subscribe, its shareholding percentage (and for the avoidance of doubt, its Board representation and rights to Profits) shall be diluted accordingly.

7.4  Assignment.

     7.4.1 Party B agrees that after the establishment of the JVC, Party A shall have the right to assign any or all its equity in the JVC to any Affiliate or Subsidiary of Sohu.com, Inc The Affiliate or Subsidiary in question shall assume liabilities proportionate to the equity in the total registered capital of the JVC assigned to it.

             Party B shall execute all documents necessary for the completion of such an equity transfer, including, without limitation, Board resolutions, shareholders' resolutions and an equity transfer agreement.

     7.4.2 Party B shall have the right to assign all or part of its interests in the JVC to any of its Affiliates or Subsidiaries, but such assignee's qualifications for engaging in securities industry and any license or permit required for maintaining the JVC's online securities trading permit shall require the prior examination and approval of Party A. The Affiliate or Subsidiary in question shall assume liabilities proportionate to the equity in the total registered capital of the JVC assigned to it. However, under no circumstances shall such assignment affect the JVC's application for and holding of the online securities brokerage services permit or violate PRC Law.

     7.4.3 Except as stated under Article 7.4.1, either Party (the "Selling Shareholder") may transfer, sell or otherwise assign all, but no less than the totality, of its JVC equities (the "Sale Equities"), in accordance with and subject to the following provisions:

             7.4.3.1 The Selling Shareholder shall first irrevocably offer the Sale Shares in writing to the other Party of the JVC ("Non-selling Shareholder"), stating the price and terms of payment required by it. Such offer shall be irrevocable and shall be valid for 14 days from receipt of such offer. The Party to whom such offer is made must indicate its acceptance of such by written notice to the Selling Shareholder within 14 day period, and effect the purchase of the Selling Shareholder's equity by complying with the terms of payment as specified in the offer. Acceptance of the offer shall constitute the firm and irrevocable purchase of the Sale Shares by the Non-selling Shareholder.

             7.4.3.2 If the Non-selling Shareholder fails to accept the Selling Shareholder's offer, then the Selling Shareholder has the right to transfer all or part of its equities in the JVC to any third party at same price as offered to the Non-selling Shareholder.

7.5  Verification Report.

     7.5.1 The JVC shall appoint an accounting firm registered in the PRC to verify the capital contributions of the Parties within 60 days thereof. After completing the verification, the accounting firm shall provide the relevant capital verification report to the JVC, a copy of which shall then immediately be forwarded to each Party by the JVC. The JVC shall submit the capital verification report to the local department of finance or the Shanghai AIC within 10 days of the receipt of such report.

     7.5.2 The capital verification report shall specify the following particulars:

             7.5.2.1   the JVC's name;

             7.5.2.2   the name of each Party;

             7.5.2.3 the amount of the capital contribution subscribed by each Party; and

             7.5.2.4 the details of the capital contribution by each Party in cash.

7.6 Investment Certificates. In accordance with the capital verification report, the JVC shall issue to each Party an investment certificate signed by the Chairman, as the legal representative of the JVC.


CHAPTER 8:  SERVICES
--------------------

8.1 Service Markets. The JVC shall provide online securities brokerage services and value-added financial services to Clients

8.2 Service Charges. The rates which the JVC will charge the Clients for its services shall be determined by the general manager based on the JVC's operational strategy and price standards stipulated by the Board.


CHAPTER 9: BUSINESS OPERATION
-----------------------------

                                        *


CHAPTER 10:  SHAREHOLDERS' MEETING
----------------------------------

10.1 Formation. The shareholders' meeting is comprised of all the shareholders of the JVC.

10.2 Authority. The shareholders' meeting is the highest organ of authority of the JVC and shall exercise the following powers:

     10.2.1  determining the JVC's business strategies and investment plans;

     10.2.2 appointing and replacing the Directors of the JVC and determining their remuneration and related matters;

     10.2.3 appointing and replacing the supervisors of the JVC and determining their remuneration and related matters;

     10.2.4 examining and approving annual business reports and other important interim business reports submitted by the Board of Directors;

     10.2.5 examining and approving annual business reports and other important interim business reports submitted by the supervisors;

     10.2.6 examining and approving the JVC's annual budgets and end-of-year financial statements;

     10.2.7 examining and approving the JVC's profit distribution plans and measures to remedy losses;

     10.2.8  approving increases and reductions in the JVC's registered capital;

     10.2.9  approving the issuance of JVC bonds;

     10.2.10 approving any merger, division, restructuring, dissolution and liquidation of the JVC;

     10.2.11 approving the amendment of the Articles of Association; and

     10.2.12 approving the appointment of independent auditors for the purpose of preparing financial reports in accordance with US GAAP and PRC GAAP.

10.3 Shareholders' Meetings.

     10.3.1 The first shareholders' meeting shall be convened and presided over by the shareholder with the largest equity interest in the JVC.

     10.3.2 During shareholders' meetings, the shareholders shall exercise their voting rights according to the ratio of their respective capital contributions.

     10.3.3 Shareholders' meetings shall be divided into regular meetings and interim meetings. Written notice of a shareholders' meeting shall be sent to all shareholders 15 days prior to the convening of such meeting. Regular shareholders' meetings shall be convened once a year and interim meetings may be convened upon the proposal of any shareholder holding at least one-quarter of the equity interest in the JVC or more than one-third of the Directors or supervisor(s) of the JVC. Shareholders may attend a shareholders' meeting in person or authorise a proxy in writing to attend the shareholders' meeting on their behalf. The proxy shall exercise the rights as specified in the relevant power of attorney.

     10.3.4 Shareholders' meetings (except for the first meeting) shall be convened and presided over by the Chairman. Where the Chairman is not able to perform this duty due to special reasons, he or she may appoint another Director as a proxy to preside over the meetings on his or her behalf.

10.4 Shareholders' Meeting Resolutions. Resolutions on the matters specified in
     Article 10.2 above shall only require the consent of a simple majority of the shareholders except that resolutions on the matters listed below shall require the consent of the shareholders representing 2/3 or above voting rights, namely:

     10.4.1  increases or reductions in the JVC's registered capital;

     10.4.2  the merger, division, dissolution and restructuring of the JVC; and

     10.4.3  amendments to the Articles of Association.

10.5 Minutes. Matters discussed at a shareholders' meeting shall be recorded in the minutes of such meeting, which shall be signed by all the shareholders present at that shareholders' meeting.

10.6 Deadlock Procedure.

     10.6.1 Where there is deadlock vote on any issue at a shareholders' meeting, either Party may serve a written deadlock notice to the other Party by facsimile and registered airmail.

     10.6.2 In case more than one Party issues a deadlock notice, the date of the first notice delivered shall govern.

     10.6.3 A shareholders' meeting shall be convened at a time and place convenient to either party, no later than 20 days from the date of the issuance of the deadlock notice.

     10.6.4 At the meeting, each Party shall hand to the other Party a sealed envelope constituting an irrevocable offer to purchase the totality, and no less than the totality, of the equity held by the other Party in the JVC (a "Sealed Bid").

     10.6.5 The Sealed Bids shall be opened by the Parties and/or the fully empowered representatives of the Parties. After having been made available for inspection by the representative of each Party, the offer which contains the highest price per share shall be declared to be successful.

     10.6.6 The Party issuing the highest price per share shall be deemed to be the "Acquiring Shareholder" and the other Party shall be deemed to be the "Transferring Shareholder".

     10.6.7 The Parties irrevocably and expressly acknowledge that such above-mentioned declaration shall be the binding price for the relevant Party's equity interest, and irrevocably accept that the highest Sealed Bid in terms of price per share shall be the successful offer.

     10.6.8 The Acquiring Shareholder shall be obligated to purchase all, but no less than all of the equity interest in the JVC from the other Party at the price offered.

     10.6.9 All purchase bids must be for cash payment within 60 days of the acceptance of the successful offer.


CHAPTER 11:  BOARD OF DIRECTORS
-------------------------------

11.1 Board Authority. The Board shall discuss and determine all major issues regarding the JVC.

11.2 Board Formation.

     11.2.1 The Board shall be established on the date of the issuance of the JVC's business licence. The Board shall consist of 8 Directors. Party A shall appoint 4 Directors, and Party B shall appoint 4 Directors. Party B shall also appoint the Chairman.

     11.2.2 Each Director shall be appointed for a term of 3 years, unless the term is shortened by his removal or resignation, and may serve consecutive terms if re-appointed by the Party that originally appointed him. If a Director's position becomes vacant for any reason, the Party which originally appointed that Director shall appoint a successor within 30 days of the vacancy to serve the remainder of his term.

     11.2.3 At the invitation of the Board, the Chairman or any other Director may concurrently hold the position of general manager or that of any other Senior Management Personnel.

     11.2.4 The Chairman shall be the legal representative of the JVC, and shall be appointed by Party B. If the Chairman is unable to perform his responsibilities, he shall authorise another

             Director nominated by Party B in writing to represent him and shall promptly notify the Board and each Party of such authorisation.

11.3 Removal and Resignation of Directors.

     11.3.1 Either Party may at any time, by written notice, immediately remove a Director (including the Chairman) whom it appointed, and shall thereafter appoint a successor to serve the remainder of the term of the removed Director.

             If the Director so removed is the Chairman, the relevant Party shall, within 7 days thereof, notify the JVC Secretary in writing of such removal and of the details of the Chairman's successor, including the successor's name, nationality and background. The JVC Secretary shall notify the other Party and all Directors of the same in writing within 7 days of receiving the said notice.

     11.3.2  If a Director (including the Chairman) resigns, then:

             11.3.2.1 the Party that originally appointed such Director shall, within 7 days of his resignation, appoint a successor to serve the remainder of the Director's term and notify the JVC Secretary of the same in writing; and

             11.3.2.2 the JVC Secretary shall notify the other Party and all Directors of the details of the resignation and the appointment of a successor in writing within 7 days of receiving the said notice.

11.4     Responsibilities of Directors.

     11.4.1 All the Directors shall observe this Agreement and Articles of Association, carry out their duties faithfully and safeguard the interests of the JVC , and shall not seek personal gain through their position and authority in the JVC.

     11.4.2 No personal act of any Director may bind the Board or the JVC without the prior written approval of the Board.

     11.4.3 No Director shall be personally liable for any act performed in his capacity as a Director, except for acts that constitute a violation of PRC Law, this Agreement, Articles of Association or the laws of any other jurisdiction to which the relevant Director is subject.

11.5 Board Meetings.

     11.5.1 The Chairman shall convene the first Board meeting of the JVC within 30 days of the date of the issuance of the JVC's business licence.

     11.5.2 Board meetings shall be held at least once a year at such place within or outside the PRC as designated by the Board. When it is considered necessary and upon the written request of 1/3 or more of the Directors, the Chairman shall convene an interim Board meeting.

     11.5.3 The Chairman or the JVC Secretary, as duly authorised by the Chairman, shall send written notices regarding Board meetings at least 30 days prior to each meeting to all Directors, unless:

             11.5.3.1 the requirement for such notice is waived by all Directors; or

             11.5.3.2 a lesser period is proposed by 2/3 or more of the Directors, in which event written notice regarding such meetings shall be sent to the other Directors within such lesser period.

                       Notices for Board meetings shall include information on the time, place and agenda of the meetings, as well as on the topics to be discussed and the proposals to be decided by the Board. Each Director shall confirm in writing whether he/she will be able to attend that meeting within 7 days of receipt of such notice.

     11.5.4 A quorum for a Board meeting shall be 4 Directors, present in person or by proxy.

     11.5.5 If a Director cannot attend a Board meeting, he may authorise in writing another person to act as his proxy to attend and vote at that particular Board meeting, and shall send a copy of the relevant letter of authorisation to the Chairman and the JVC Secretary. The proxy so entrusted shall have the same rights and responsibilities as the Director for whom the proxy is acting.

     11.5.6 Each Director present at a Board meeting shall have 1 vote, unless he is appointed to act as a proxy by another Director who is unable to participate in the said meeting and, accordingly, may have more than 1 vote.

     11.5.7 A Director participating in any Board meeting by means of telephone or another mode of communication approved by the Board shall be deemed to have attended that meeting in person, unless he was unable to hear clearly or be clearly heard by the other Directors, and the situation was immediately brought to the attention of the Directors present at the meeting. If a quorum for a Board meeting was not constituted in the absence of such Director, discussion among the other Directors on any matter shall immediately be suspended until a quorum is reached.

     11.5.8 Any action by the Board may be taken without a Board meeting if all Directors consent in writing through registered mail or fax to such action. Such written consent shall be filed with the JVC Secretary as part of the Board minutes. Such resolution shall have the same force and effect as if it had been unanimously passed at a duly convened Board meeting.

11.6 Board Resolutions.

     11.6.1 Any resolutions involving the following matters of the JVC may only be adopted by the unanimous affirmative vote of all Directors present (in person or by proxy) at the Board meeting:

             11.6.1.1 any amendment to this Agreement or the Articles of Association;

             11.6.1.2 any increase, decrease to or transfer of the registered capital;

             11.6.1.3 extending or obtaining of loans, and the use of JVC assets as collateral for the same;

             11.6.1.4  external investments made by the JVC;

             11.6.1.5 a division of the JVC or a merger of the JVC with any other economic organisation;

             11.6.1.6 the dissolution or termination of the JVC (except where such termination occurs as a result of a material breach by either of the Parties); or

             11.6.1.7  approval of any application from Party B under Article
                       9.10.8 of this Agreement,

     11.6.2 With the exception of those topics listed under Article 11.6.1 above, Board resolutions on all other matters shall be adopted by an affirmative vote of a simple majority of all Directors present at the Board meeting, including without limitation the following:

             11.6.2.1 Any suspension or ceasing of, or any changes in the nature or address of, or any authorization of a third party to manage the business activities of the JVC, or a substantial part thereof.

               11.6.2.2 The declaring, paying, or allocating of any dividend or other allocation of [ ] to the shareholders.

               11.6.2.3 Any significant change in the accounting policies of the JVC.

               11.6.2.4 The approval of the long-term or annual business plan and operating budget of the JVC.

               11.6.2.5 The entering into of any purchase and lease contracts or any financial expenditure or commitment with either Party or a third party for any reason in an amount exceeding RMB 1,000,000.

               11.6.2.6 Any material agreement and any other agreement entered into by the JVC outside of the normal and ordinary course of the business of the JVC.

               11.6.2.7 The establishment of employee pensions or additional benefits which are not required by PRC Law.

               11.6.2.8  The opening of bank accounts for the JVC.

               11.6.2.9  The investment policy of the JVC for its excess cash.

11.7   Deadlock Procedures.

       Where there is a deadlock vote on any issue at a Board meeting, the Parties shall resolve such deadlock as follows:

       11.7.1 a second Board meeting will be convened within 48 hours of the initial meeting, and the matter in question will be discussed and voted upon again; and

       11.7.2 where the votes are again equal, the Chairman of each Party (or his / her designated representative) shall resolve the matter through friendly consultations, and notify the Board of their mutually agreed decision in writing.

11.8   Expenses.

       11.8.1 Unless otherwise determined by the Board, the JVC shall not pay any fees to the Directors for services performed in their capacity as such.

       11.8.2 The JVC shall pay the reasonable expenses for air tickets, meals and accommodation incurred by the Directors for the purpose of attending Board meetings.

11.9 General Manager. The general manager may attend Board meetings but is not entitled to vote unless he/she is a Director in his/her own right or has been entrusted to represent an absent Director according to
       Article 11.5.5 and Article 11.5.6.

11.10  Minutes.

       11.10.1 Draft minutes of the Board meetings, recording discussions among and resolutions passed by the Directors, shall be prepared by the JVC Secretary in Chinese and shall be reviewed and signed by all Directors within 15 days after the close of each Board meeting. Any Director who wishes to propose any amendment or addition thereto shall submit the same in writing to the Chairman, copying to all Directors, immediately after receipt of the Board minutes and in any event no later than 30 days following the relevant Board meeting, otherwise he shall be deemed to have agreed to the draft minutes.

       11.10.2 Signing procedures for Board minutes shall be as follows:

               11.10.2.1 the JVC Secretary shall prepare 1 original each in
                         Chinese and English of the Board minutes based on the draft minutes agreed (or deemed to have been agreed) to by all the Directors, and forward the same to Party A;

             11.10.2.2 Party A shall within 15 days of receipt of the original minutes dispatched by the JVC Secretary arrange for its Directors to sign the same. If any Director appointed by Party A fails to sign the said minutes, within the said 15-day period, then the Director appointed by Party A shall be deemed to have agreed to and signed the said minutes. Upon (and, in any event, no later than) the expiration of the said 15-day period, Party A shall immediately relay the minutes by courier service to Party B;

             11.10.2.3 Party B shall within 15 days of receipt of the original minutes dispatched by Party A arrange for its Directors to sign the same. If any Director appointed by Party B fails to sign the said minutes within the said 15-day period, then such Director appointed by Party B shall be deemed to have agreed to and thus to have signed the said minutes. Upon (and, in any event, no later than) the expiration of the said 15-day period, Party B shall return the signed original minutes to the JVC Secretary; and

             11.10.2.4 After the JVC Secretary has received from the Parties the signed original Board minutes, he shall provide 1 copy of each for each Party for record and file the original of the same with the JVC.

CHAPTER 12: ORGANISATION AND MANAGEMENT
---------------------------------------

12.1 Management Organisation. The JVC shall implement and adopt a management system under which the general manager shall be responsible to the Board for the operations of the JVC and shall report to the Board on a regular basis. The Board shall, in accordance with the Articles of Association, conduct an annual review of the general manager's performance of his duties.

12.2 Appointment and Dismissal of Senior Management Personnel.

     12.2.1 Party A shall be entitled to nominate the general manager (CEO) and finance manager (CFO), whose appointment or dismissal shall be confirmed by the Board, and whose term of employment shall be 2 years. Party B shall be entitled to nominate the Chief Operating Officer (DGM) whose appointment or dismissal shall be confirmed by the Board, and whose term of employment shall be 2 years. The general manager and other Senior Management Personnel shall be appointed by the Board.

     12.2.2 Senior Management Personnel shall have the relevant qualifications and experience for their respective positions.

     12.2.3 Senior Management Personnel shall perform, on a full-time basistheir duties and all other obligations stipulated in the Articles of Association or as resolved by the Board. Pursuant to PRC Law, the general manager may not concurrently hold the position of general manager or deputy general manager at any other economic organisation within the PRC during his term of employment by the JVC.

     12.2.4 The Senior Management Personnel shall not, either on their own behalf or on behalf of any third parties, engage in any business activities which are of the same type as that conducted by the JVC, or engage in any activities which are harmful to the interests of the JVC.

             The Senior Management Personnel may not enter into contracts or do business with the JVC, either on their own behalf or on behalf of any other companies, unless approved to do so by the shareholders' meeting.

     12.2.5 If any Senior Management Personnel leaves the employ of the JVC, the said personnel shall not work for any other economic organisation in direct or indirect competition with the JVC for a period of 360 days after his resignation from the JVC.

12.3 Dismissal of Senior Management Personnel. If any Senior Management Personnel commits graft or a serious dereliction of duty, he may be summarily dismissed by a simple majority resolution of the Board. If the relevant Senior Management Personnel is a Director, he may not participate in such a vote.

12.4 Management Personnel. The Management Personnel must have the relevant qualifications and experience for their respective positions, and shall be appointed and dismissed by the general manager according to the management system adopted by the Board.

12.5 General Manager's Responsibilities.

     12.5.1 The general manager shall be fully responsible for the day-to-day operation and management of the JVC and shall implement the decisions of the Board.

     12.5.2 In addition to the other responsibilities set forth in this Agreement and the Articles of Association, the general manager shall have the following responsibilities:

             12.5.2.1 to formulate the operational plan and the budget of the JVC, which shall be implemented after their approval by the Board;

             12.5.2.2 to determine the pricing of the services provided by the JVC in accordance with the guidelines established by the Board;

             12.5.2.3 to purchase, at a reasonable price, any goods and services necessary for the JVC's operations;

             12.5.2.4 with the approval of the Board, to purchase or sell any equipment necessary for the JVC's operations, which equipment shall be deemed to be an asset of the JVC;

             12.5.2.5 to nominate any Senior Management Personnel (except the general manager, finance manager and deputy general managers) for appointment and dismissal by the Board;

             12.5.2.6 to employ and dismiss any Management Personnel and Working Personnel; and

             12.5.2.7 to approve and determine, under the supervision of the Board, other matters authorised by the Board.


12.6 Remuneration of Senior Management Personnel. The Parties agree that the Senior Management Personnel's remuneration shall be confirmed by the Board in a formal resolution.


CHAPTER 13 : LABOUR MANAGEMENT
------------------------------

13.1 Governing Principles.

     13.1.1 As stipulated by PRC Law, the JVC shall autonomously determine the following labour management matters:

             13.1.1.1 the time, conditions, and methods of recruitment of the JVC's personnel, as well as the number of employees to be recruited;

             13.1.1.2 the terms of employment for the JVC's personnel, as well as circumstances under which their Employment Contracts may be terminated; and

             13.1.1.3 the system of wage payment, the standard of wages and the incentives, subsidies and benefits of the JVC.

     13.1.2 The employment plan determined by the JVC shall be filed for the record with the local labour administrative department.

13.2 Employment Contracts.

     13.2.1 The JVC must, in accordance with PRC Law, sign an Employment Contract with each Senior Management Personnel, Management Personnel and Working Personnel on the basis of equality and volition as well as consultation and agreement.

     13.2.2 Authentication procedures should be carried out with the local labour administration authorities within 30 days following the execution of an Employment Contract.

13.3 Employee Compensation.

     13.3.1 The compensation of the JVC's employees and policies governing the same shall be stipulated in the relevant Employment Contract and the Policies and Procedures Manual.

     13.3.2 The JVC shall not pay any extra wages, subsidies, benefits or other compensation to its employees except as stipulated in the Employment Contract and the Policies and Procedures Manual.

13.4 Social Insurance and Welfare. The JVC shall provide social insurance and welfare benefits for the JVC's employees in accordance with PRC Law.


CHAPTER 14 : STOCK INCENTIVE PLAN
---------------------------------

14.1 Each Party shall contribute on a pro rata basis a portion of its equity in the JVC to an incentive plan for the Directors, Senior Management Personnel and other employees of the JVC. The total amount of equity contributed to the incentive plan shall be 15%.

14.2 At the discretion of the JVC Board of Directors, such 15% of its total equity may be distributed under the stock incentive plan among the Directors, Senior Management Personnel and other employees of the JVC, or to a designated entity established for the purpose of holding the said equity. The vesting terms, detailed option terms and purchase price of the equity payable pursuant to the stock incentive plan shall be determined by the JVC Board.

CHAPTER 15 : ACCOUNTING AND FINANCE
-----------------------------------

15.1 Accounting and Auditing System.

     15.1.1 The general manager and the finance manager shall be responsible for the financial management of the JVC; they shall submit 1 copy each of the approval certificate, business licence, this Agreement and the Articles of Association to the local department of finance within 30 days following the completion of the industrial and commercial registration and shall secure taxation registration certificates from the State and local taxation bureau.

     15.1.2 The general manager and the finance manager shall prepare the accounting system and procedures of the JVC in accordance with PRC Law and the internal auditing and internal reporting requirements of Party A (in particular, including an annual statement and audit report prepared according to international accounting standards), which shall be submitted to the Board for approval and filed with the relevant governmental administrations.

     15.1.3 The financial year of the JVC shall be from January 1st to December 31st of the calendar year; the first financial year of the JVC shall commence on the date of the issuance of the JVC's business licence and shall end on December 31st of the same year.

     15.1.4 The JVC will prepare financial statements in accordance with both US GAAP and PRC GAAP. The JVC shall be audited by both an internationally registered accounting firm and a PRC-registered accounting firm both of which shall be nominated by Party A and appointed by JVC. The JVC shall bear the costs of auditing. If Party A has additional requirements, the JVC shall cooperate with Party A and Party A itself shall bear the relevant expenses. The PRC GAAP financial statements shall be used for all PRC statutory filing purposes and the payment of dividends. US GAAP shall be used for determining employee and senior management bonuses, amounts to be charged under service agreements, resolving any JVC valuation issues associated with termination or breach of contract and profit sharing for the respective shareholders.

     15.1.5 All accounting records, vouchers, books and statements of the JVC shall be prepared in Chinese.

             All important financial and accounting documents, records and statements shall require the approval and signature of the general manager and the finance manager.

     15.1.6 The finance manager shall, within 30 days after the end of each quarter, provide each Party and the relevant governmental administrations with quarterly financial statements of the JVC, including the profit and loss account and the balance sheet. The annual financial statements of the JVC, together with the annual auditing report shall be submitted to relevant Shanghai AIC within 120 days of the end of each accounting year.

     15.1.7 The finance manager shall, within 15 days after the end of each month provide Party A and Party B with monthly financial statements prepared in accordance with PRC GAAP and US GAAP. The PRC GAAP and US GAAP annual audited financial statements shall be completed within 60 days of the year end. The finance manager shall comply with all PRC and US financial reporting requirements.

     15.1.8 Either Party or its duly authorised representative may at any reasonable time without prior notice to or approval of the other Party inspect the accounts of the JVC and appoint its own auditors to inspect the books and records of the JVC.

15.2 Bank Accounts.

     15.2.1 The JVC shall open and maintain bank accounts as approved by the Board, and no bank accounts shall be opened unless approved by the Board.

     15.2.2 Excess cash shall be invested according to the investment policy approved by the Board and PRC Law.

15.3 Profits Distribution. For the avoidance of doubt, any and all Profits shall be divisible between the Parties in accordance with the shareholding. . However, the actual distribution of profits shall be subject to the approval of the Board.

15.4 Legal Fees. The JVC shall bear the legal fees associated with the establishment of the JVC, including the drafting of this Agreement and the Articles of Association

CHAPTER 16 : TAXATION
---------------------

16.1 Tax and Preferential Treatment. The JVC shall pay taxes according to the relevant PRC Law and shall be entitled to any exemptions and preferential treatment accorded to it by the same.

16.2 Personal Income Tax. All employees of the JVC shall pay their individual income taxes in accordance with PRC Law.


CHAPTER 17 : CONFIDENTIALITY
----------------------------

17.1 In addition to the conditions set forth in Article 15.3 of this Agreement, the Parties shall maintain the confidentiality of all Confidential Information during the Joint Venture Term and indefinitely thereafter.

17.2 Confidentiality Agreement. The Parties and the JVC shall take all necessary measures (including the signing of a confidentiality agreement) to ensure that their employees, agents, contractors, suppliers and advisors also comply with the obligation to maintain confidentiality as set forth in this Chapter and shall arrange for the summary dismissal of any employee, agent or advisor who breaches such obligation.

17.3 Exceptions. The disclosure of Confidential Information by either Party under any of the following circumstances shall not be deemed as a breach of confidentiality:

     17.3.1 at the time of its disclosure, disclosed Confidential Information is already in the public domain;

     17.3.2 the Confidential Information is disclosed pursuant to the prior written consent of the Parties;

     17.3.3 the Confidential Information is required to be disclosed by a government authority or law to which either Party or an Affiliate of either Party is subject;

     17.3.4 the Confidential Information is no longer deemed as confidential information due to operational needs, and is provided to any Director, employee, agent, contractor, supplier or advisor of the JVC, a Subsidiary or Affiliate; or

     17.3.5 Confidential Information is disclosed to an Affiliate, Subsidiary or other bona fide potential assignee, provided that such assignee has entered into a confidentiality agreement to the satisfaction of the other Party prior to the said disclosure.


CHAPTER 18 : TERMINATION AND MATERIAL BREACH
--------------------------------------------

18.1 Principle. This Agreement shall terminate upon the expiration of the Joint Venture Term, unless it is extended pursuant to Article 6.2 or prematurely terminated pursuant to Article 18.2.

18.2 Termination. Either Party may initiate termination of this Agreement prior to the expiration of the Joint Venture Term by notifying the other Party in writing of its intention to terminate, and the Board shall undertake any and all measures necessary to obtain the approval from the Shanghai AIC for the said termination for any of the following reasons, namely:

     18.2.1  if either the JVC or the respective other Party:

             18.2.1.1 is the subject of proceedings for liquidation or dissolution required by law; or

             18.2.1.2 is declared bankrupt by a court of competent jurisdiction;

     18.2.2 if all or any material part of the key assets of the JVC are expropriated, causing an adverse material effect on the operation and production of the JVC;

     18.2.3 if any government organ with authority over either Party requires any provision of this Agreement to be revised in such a way that causes a material adverse effect on the JVC or on either Party and, despite the best efforts of the JVC or the affected Party to remedy such situation, such material adverse effect cannot be cured;

     18.2.4 if an amendment is made to the existing PRC Law or to the interpretation thereof, or a new law is introduced after the Effective Date which materially, adversely and irreparably affects the JVC's operations;

     18.2.5 if Force Majeure prevails for more than 30 days and has a material adverse effect on the operation of the JVC, and the Parties have been unable to find an equitable solution despite prompt consultations in accordance with the stipulations of Article 21.3;

     18.2.6  if a buy-out is not effected pursuant to Article 18.4;

     18.2.7 if a Party has materially breached this Agreement, and if such material breach has not been cured within 15 days pursuant to
             Article 18.3.2; and

     18.2.8 if the JVC fails to obtain the online securities brokerage services permit within 3 years of the date of the issuance of its business license.

18.3 Material Breach.

     18.3.1 A Party shall be deemed to have materially breached its obligations under this Agreement (the "Breaching Party") in any of the following circumstances:

             18.3.1.1 it has failed to perform any of its obligations under Chapter 9 of this Agreement;

             18.3.1.2 any of the representations or warranties it has made herein is false, so as to have a material adverse effect on the operation of the JVC;

             18.3.1.3 it fails to ensure that any Senior Management Personnel in the employ of the JVC undertakes in writing not to work for a competing operation within 180 days after his or her departure from the JVC;

             18.3.1.4 it breaches any provision of this Agreement and such breach prevents the JVC from continuing to operate (in which case either Party may apply directly to the Shanghai AIC for approval to terminate this Agreement).

             18.3.1.5 it has been found guilty of illegal operations by a competent government authority;

             18.3.1.6 In the case of Party B, where it fails to transfer assets (including contracts with Clients) to the JVC, except under the circumstances as set forth in Article 9.2.3 above; or

             18.3.1.7 in the case of Party B, where it is in material breach of the exclusive service agreement described in Article 9.2.

     18.3.2 In the event of a material breach as outlined in Article 18.3.1, the Breaching Party shall have 15 days after receipt of notice specifying the breach from the other Party (the "Non-breaching Party") to cure such breach. In case of failure, the Non-breaching Party, in addition to seeking compensation from the Breaching Party for all direct and foreseeable damages caused by the material breach, shall have the following rights:

             18.3.2.1  to terminate this Agreement; and

             18.3.2.2 together with a qualified third party (or third parties) chosen at the Non-Breaching Party's sole discretion, to buy out the Breaching Party's total shareholding interest in the JVC.

18.4 Buy-out.

     18.4.1 In the event of a material breach, the price at which the Non-Breaching Party (and its co-investor(s)) may buy the Breaching Party's equity in the JVC shall be determined as the lower of: the total value of the Breaching Party's equity in the JVC (as a going concern) as described in a written valuation from the accounting firm retained by the JVC; or the original value of the registered capital contributed by the Breaching Party.

     18.4.2 In the event that this Agreement is terminated by either Party pursuant to Article 18.2 above, the other Party may, within 60 days thereafter, buy out such Party subsequent to mutual written agreement between the Parties, at a price based upon a written valuation from the accounting firm appointed by the JVC representing the value of such Party's equity holding in the JVC as a going concern.

CHAPTER 19 : LIQUIDATION
------------------------

19.1 Liquidation.

     19.1.1 If this Agreement is terminated for any reason and either Party's total shareholding interest in the JVC is not purchased by the other Party or any third party pursuant to Article 18.3.2. 1 and
             Article 18.3.2. 2, then the JVC shall undergo liquidation, whereupon the Liquidation Committee shall value and liquidate the JVC's assets in accordance with PRC Law and the principles set out in this Article.

     19.1.2 The Liquidation Committee shall be established within 15 days after the commencement of liquidation proceedings and shall comprise 6 members, 3 of whom shall be nominated by Party A and 3 of whom shall be nominated by Party B. After nomination by the Board, 1 of the members appointed by Party A shall be the Chairman, and 1 of the members appointed by Party B shall be the vice-Chairman, of the Liquidation Committee. The Board shall report the establishment of the Liquidation Committee to the Shanghai AIC.

             Members of the Liquidation Committee shall be Directors or relevant professionals retained by the Board. Any resolution by the Liquidation Committee shall be passed on a simple majority basis.

             Either Party may, at its own cost, also appoint professional advisors, including accountants and lawyers qualified either in the PRC or abroad, to assist the Liquidation Committee.

     19.1.3 After the establishment of the Liquidation Committee, the JVC shall submit to the Liquidation Committee the accounting statements, financial books, list of company assets and creditor and debtor lists of the JVC, as well as other materials in connection with the liquidation of the JVC.

     19.1.4 Within a period of 30 days of the formation of the Liquidation Committee, each Party shall have a right of first refusal to purchase any tangible and intangible asset of the JVC. Where both Parties wish to purchase the same asset, it shall be sold to the Party that offers the highest price.

             If the Parties agree that there is a need to arrange for the sale of the JVC's assets and/or business to third parties, the Liquidation Committee shall, in preparing and executing the liquidation plan, endeavour to obtain the highest possible price for the said assets and/or business. Consideration shall be given to the sale of the JVC's assets and/or business by public auction open to domestic and foreign bidders with a view towards concluding sales at the best possible market prices.

     19.1.5 Liquidation expenses shall be paid out of the JVC's liquidated assets, with priority over the claims of other creditors.

             After the payment of the liquidation expenses, other payments shall be made according to the following order:

             19.1.5.1  wages and insurance premiums of the JVC's employees;

             19.1.5.2  taxes payable to the State; and

             19.1.5.3  other outstanding debts.

     19.1.6 After the settlement of all of the JVC's outstanding debts outlined in Article 19.1.5 above and the division of tangible property not sold according to the liquidation plan, the total cash proceeds of the liquidation of property and remaining available funds received by the JVC shall be calculated in RMB and divided between the Parties in proportion to their respective percentage shares of the JVC's total registered capital;

       19.1.7 On completion of all liquidation procedures, the Liquidation Committee shall submit to the Shanghai AIC a final liquidation report (including the profit and loss account) approved by the Board, and within 10 days of the said submission, shall undergo procedures with the tax bureau for cancellation of the JVC's registrations. Within 10 days of completion of the said procedures, the Liquidation Committee shall submit the liquidation report and the certificates of cancellation of registrations to the Shanghai AIC and shall return the JVC's business licence and complete all other formalities to nullify the JVC's registration. Party B shall have a right to obtain copies of all of the JVC's accounting books and other documents but the originals thereof shall be left in the care of Party A.

19.2   Release of Obligations.

       19.2.1 Neither Party shall have any further obligations or liabilities to or rights against the JVC or the other Party upon completion of the liquidation of the JVC under Article 19.1, except for the obligations stipulated in Chapter 15.

       19.2.2 Upon the receipt of all sums payable to it, the Party which has sold its total shareholding interest in the JVC pursuant to a buy-out under Article 18.3.3 shall have no further obligations or liabilities to or rights against the JVC or the other Party under this Agreement, except for the obligations stipulated in Chapter 15.

       19.2.3 If the JVC continues to operate after a buy-out, then the JVC and/or the remaining Party shall hold the Party which has sold its shareholding interest in the JVC harmless from any liability or costs related to this Agreement or the JVC in respect of events which occur after the buy-out.

CHAPTER 20: FORCE MAJEURE
-------------------------

20.1 Suspension of Obligations. In the event of Force Majeure, the Parties should consult with each other to determine a method of dealing with such, and the performance of the Parties' contractual obligations (except the obligations relating to confidentiality under Chapter 15) shall be suspended to the extent they are affected by the Force Majeure. The Joint Venture Term shall be extended with the agreement of the Parties and the approval of the Shanghai AIC, without penalty to either Party, by the period of such suspension of obligations.

20.2 Written Evidence. The Party claiming Force Majeure shall, within 15 days after the date of its first occurrence, inform the other Party of the same and provide said Party with written evidence of the occurrence of Force Majeure as issued by the relevant authorities, and shall use all reasonable efforts to minimise the consequences of such Force Majeure.

20.3 Termination. If Force Majeure prevails for more than 30 days and has a material adverse effect on the operation of the JVC, either Party may initiate termination of this Agreement pursuant to Article 18.2.5.

CHAPTER 21 : GOVERNING LAW AND DISPUTE RESOLUTION
-------------------------------------------------

21.1 Governing Law. The execution, validity, interpretation and implementation of this Agreement and the settlement of disputes under it shall be governed by PRC Law.

21.2 Interpretation. If any dispute arises in connection with the interpretation of any provisions of this Agreement, the Parties shall determine the true intention of those provisions by making reference to the wording of the Agreement, the relevant Articles, the objective of the Agreement, commercial practice and the principle of good faith.

21.3 Consultation. If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

21.4 Arbitration. If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either Party may submit the dispute to arbitration as follows:

     21.4.1 all disputes arising out of or in connection with this Agreement shall be submitted for arbitration to the Shanghai Sub-commission of the China International Economic and Trade Arbitration Commission ("Arbitration Commission") under its rules and by an arbitration panel appointed in accordance with those rules. The arbitration panel shall consist of 3 arbitrators. Each of the Parties shall appoint 1 arbitrator from among the Panel of Arbitrators of the Arbitration Commission or entrust the chairman of the Arbitration Commission to make such appointment. A third arbitrator shall act as the presiding arbitrator and shall be jointly appointed by the Parties or appointed by the chairman of the Arbitration Commission upon the Parties' joint authorization. If the Parties fail to jointly appoint a third arbitrator or fail to jointly entrust the chairman of the Arbitration Commission to appoint a third arbitrator within 20 days of the date on which the respondent receives the notice of arbitration, the third arbitrator shall be appointed by the chairman of the Arbitration Commission.

     21.4.2 The arbitration shall be conducted in the Chinese language, with the arbitral award being final and binding upon both Parties. Unless otherwise determined by the arbitrator, the cost of arbitration shall be borne by the losing Party.

     21.4.3 When any dispute is submitted to arbitration, except for the matters under dispute, the Parties shall continue to perform this Agreement.

CHAPTER 22: MISCELLANEOUS
-------------------------

22.1 Notices. Any notice between the Parties shall be made in writing and in the English and/or Chinese languages by facsimile transmission, delivery in person (including courier service) or registered airmail letter. Until changed by written notice, all notices and communications shall be delivered to the appropriate correspondence addresses set forth below:

       Party A
       -------

       BEIJING CENTURY HI-TECH INVESTMENT CO., LTD.

       Address:       Suite 21, 15th Floor, Tower 2, Bright China Chang'an
                      Building, 7 Jianguomennei Avenue, Dongcheng District,
                      Beijing 100005.
       Fax      :     (86 10) 6510-2160
       Attn     :     Charles Zhang

       Party B
       -------

       GUOLIAN SECURITIES CO., LTD.
       ----------------------------

       Address:       No.153, Zhongshan Road, Wuxi 214001, Jiangsu Province.
       Fax      :     [              ]
       Attn     :     [              ]

22.2 Receipt of Notices. The date of receipt of a notice or communication hereunder shall be deemed to be the earliest of the following:

       22.2.1 that as set forth in the transmission journal in the case of a facsimile transmission, unless such facsimile transmission is sent after 5:00 p.m. or on a non-business day in the place of receipt, in which event the date of receipt shall be deemed to be the following business day in the place of receipt;

       22.2.2 the time of receipt by the receiving party in the case of delivery in person; and

       22.2.3 3 days after the issuance of a receipt by the post office in the case of a registered letter.

22.3 Waiver. Failure or delay on the part of either Party hereto to exercise any right, power or privilege under this Agreement, or under any other agreement relating hereto, shall not constitute a waiver thereof; nor shall any single or partial exercise of any right, power of privilege preclude any other future exercise thereof.

22.4 Amendments. This Agreement may only be amended by a written agreement signed by the Parties.

22.5 Severability. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.

22.6 Versions. This Agreement is executed in 4 originals. 2 originals shall be for each Party.

22.7 Entire Agreement. This Agreement, the Appendices hereto and the Articles of Association constitute the entire agreement between the Parties and supersede all prior discussions, negotiations and agreements. The Appendices to this Agreement form an integral part hereof and have the same legal effect as this Agreement.

22.8 Indemnity. The JVC shall indemnify either Party against all losses, damages or liabilities with respect to third-party claims arising out of the operation of the JVC, except for acts of either Party that constitute a violation of this Agreement or the Articles of Association.

22.9 Successors. This Agreement is made for the benefit of, and shall bind, the Parties and their respective lawful successors and assignees.

22.10 Matters Not Covered. Matters not specifically provided for in this Agreement shall be handled in conformity with the relevant resolutions adopted by the Board and in accordance with the relevant provisions of PRC Law.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorised signatories on the date first indicated above.

For and on behalf of
Beijing Century Hi-Tech Investment Co., Ltd.

Name                                :       Charles Zhang

Title                               :       Chairman

Signature                           :        /s/ Charles Zhang
                                            ---------------------

Company Seal                        :



For and on behalf of
                                         Guolian Securities Co., Ltd.

Name                                :       Fan Yan

Title                               :       Chairman

Signature                           :        /s/ Fan Yan
                                            ---------------

Company Seal                        :



* Omitted pursuant to request for confidential treatment and filed separately with the Securities and Exchange Commission.

Appendix [     ]

                   Remuneration of Senior Management Personnel

1. General Manager (Chief Executive Officer): annual base salary of RMB * to RMB *;

2.     Vice-president (Chief Operating Officer): annual base salary of RMB * to
       RMB *;

3. Finance Manager (Chief Finance Officer) and Technical Manager (Chief Technical Officer): annual base salary of RMB * to RMB *;


* Omitted pursuant to request for confidential treatment and filed separately with the Securities and Exchange Commission.